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                                                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements listed below of Gander Mountain, Inc. of our report dated August 4, 1995, except as to Notes 4 and 7, which are as of August 18, 1995 appearing on page 26 of this Annual Report on Form 10-K.

        1.  Registration Statement on Form S-8 (Registration No. 33-39428).

        2.  Registration Statement on Form S-8 (Registration No. 33-44144).

        3.  Registration Statement on Form S-8 (Registration No. 33-72406).

        4.  Registration Statement on Form S-8 (Registration No. 33-72396).


PRICE WATERHOUSE LLP
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Milwaukee, Wisconsin
September 29, 1995